UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2017

SYNCHRONOSS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	8807
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 620-3940
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 16, 2017, Synchronoss Technologies, Inc. (the “Company”) received notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”). The Notice has no immediate effect on the listing of the Company’s common stock and the common stock will continue to trade uninterrupted under its current trading symbol, “SNCR,” on the Nasdaq Global Select Market.
Nasdaq indicated that the Company has 60 days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, it may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or November 6, 2017, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel before any change to listing occurs.
As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2017, Stephen Waldis was appointed as the new Chief Executive Officer of the Company and Lawrence Irving was appointed as the new Chief Financial Officer of the Company, as reported on April 27, 2017. While Messrs. Waldis and Irving have been working diligently to accomplish a timely filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, they require additional time to comply with the Company’s internal controls and procedures and to review certain aspects of the Company’s financial statements and corresponding notes for inclusion in the Form 10-Q.
The Company issued a press release on May 22, 2017 disclosing receipt of the Notice, a copy of which is attached hereto as Exhibit 99.1.
Forward-Looking Statements
Certain statements either contained in or incorporated by reference into this report, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current expectations and beliefs and various assumptions. There can be no assurance that we will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the filing of the Form 10-Q. Numerous factors, many of which are beyond our control, could cause actual results to differ materially from those expressed as forward-looking statements. These factors include, but are not limited to, risks associated with fluctuations in our financial and operating results; integration of our Intralinks business and execution of our cost reduction plan; our substantial level of debt and related obligations, including interest payments, covenants and restrictions; uncertainty regarding increased business and renewals from existing customers; the dependence of our Intralinks business on the volume of financial and strategic business transactions; disruptions to the implementation of our strategic priorities and business plan caused by changes in our senior management team; customer renewal rates and attrition; customer concentration; our ability to maintain the security and integrity of our systems; foreign currency exchange rates; the financial and other impact of previous and future acquisitions; competition in the enterprise and mobile solutions markets; our ability to retain and motivate employees; technological developments; litigation and disputes and the costs related thereto; unanticipated changes in our effective tax rate; uncertainties surrounding domestic and global economic conditions; other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Form 10-Q, to be filed with the SEC in the second quarter of 2017. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated May 22, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer